UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2013 (June 27, 2013)

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

(Exact name of registrant as specified in its charter)

Texas	333-174226	38-3769404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11451 Katy Freeway, Suite 500

Houston, Texas 77079

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (281) 598-8600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 27, 2013, Black Elk Energy Offshore Operations, LLC (the “Company”) announced the resignation of Tad LeBlanc, Vice President, Health, Safety, Environment and Compliance, effective July 1, 2013.

Also effective July 1, 2013, George Tappin was appointed Vice President, Health, Safety, Environment and Compliance. Mr. Tappin has served as the Health, Safety, Environment and Compliance Manager since joining the Company in March 2013. Mr. Tappin brings over 20 years of oilfield experience in multiple capacities primarily in the Gulf of Mexico area. Prior to joining the Company, Mr. Tappin held various positions at BP America Production Company from 1999 to March 2013, including Wellsite Leader – Gulf of Mexico, Wellsite Leader – Onshore, Safety Advisor – Gulf of Mexico Shelf Drilling and Safety Coordinator – Gulf of Mexico Shelf Production. Mr. Tappin also spent three years with Vastar Resources Inc. as a Measurement Specialist/Joint Interest – Gulf of Mexico Shelf from 1996 to 1999 and an additional six years at Vastar Resources Inc. and Atlantic Richfield Company from 1990 to 1996 in offshore production operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2013

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

By:	/s/ Bruce Koch
Name: Bruce Koch
Title: Vice President and Chief Financial Officer